NEWS RELEASE
For further information, contact:	Paul A. Bragg - Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING COMPANY

SCHEDULES THIRD QUARTER 2010 EARNINGS RELEASE DATE AND CONFERENCE CALL

Houston, TX (November 3, 2010) - Vantage Drilling Company ("Vantage") (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) today announced that it will conduct a call at 9:00 AM Eastern Time on Tuesday, November 9, 2010 to discuss operating results and developments for the third quarter 2010. Vantage will release earnings before the market opens on November 9, 2010. To access the conference call, U.S. callers may dial toll free 888-312-3047 and international callers may dial 719-325-2286. The pass code will be 4812269. Please call ten minutes ahead of time to ensure proper connection. A replay of the conference call will be available for two weeks following the call and can be accessed by dialing 888-203-1112 for U.S. callers and 719-457-0820 for international callers. The access code for the replay is 4812269.

About the Company

Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of eight owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.